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[LOGO]                                                        EXHIBIT 10.13(e)


                          CERTIFICATION OF RESOLUTIONS

                          OF THE BOARD OF DIRECTORS OF

                            LITTON INDUSTRIES, INC.


I, the undersigned JEANETTE M. THOMAS, Vice President and Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that the following is a true and correct extract of certain resolutions duly adopted by the Board of Directors of said corporation on September 18, 1997, in accordance with the laws of Delaware and the by-laws of this corporation, and that these resolutions are in full force and effect as of the date hereof:

        WHEREAS, this Board of Directors is empowered under Section 2 of the Litton Industries, Inc. Director Stock Option Plan (the "Director Plan"), to make determinations and interpretations with respect to the Director Plan;

        WHEREAS, this Board of Directors has previously approved the distribution to the holders of this Corporation's Common Stock of all of the shares of common stock of Western Atlas Inc.;

        WHEREAS, as a consequence of such distribution, this Board of Directors made an interpretation of the Director Plan to treat certain former directors of this corporation who became directors of Western Atlas Inc. as directors of this corporation so long as they continued to be directors of Western Atlas Inc. for purposes of any outstanding options under the Director Plan they may have;

        WHEREAS, Western Atlas Inc. has announced a plan to distribute to the holders of the common stock of Western Atlas Inc. all of the shares of common stock of UNOVA, Inc.;

        WHEREAS, it is expected that certain of the directors of Western Atlas Inc. who hold outstanding options under the Director Plan will not continue as directors of Western Atlas Inc. but will become directors of UNOVA, Inc.; and

        WHEREAS, this Board of Directors deems it appropriate to treat certain former directors of this corporation who become directors of UNOVA, Inc. as directors of this corporation so long as they continue to be directors of UNOVA, Inc. for purposes of any outstanding options under the Director Plan they may have;
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        NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby adopts, pursuant to Section 2 of the Director Plan, the following interpretation with respect to outstanding Director Plan options.

        Each stock option agreement which was issued under the Director Plan to a director of this corporation who became a director of Western Atlas Inc. on March 17, 1994 and who becomes a director of UNOVA, Inc. as a result of the anticipated distribution to the holders of the common stock of Western Atlas Inc. of all the shares of common stock of UNOVA, Inc., shall be amended for the purposes of Subsection E of Section 5 of the Director Plan to provide that such person shall be deemed to be a director of this corporation for the period of time such person continues as a director of UNOVA, Inc.

IN WITNESS WHEREOF, I have here unto subscribed my name and affixed the seal of said corporation at Woodland Hills, California, this 2nd day of October, 1997.



[SEAL]


                                           /s/ JEANETTE M. THOMAS
                                         ----------------------------------
                                         Jeanette M. Thomas
                                         Vice President and Secretary